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                                                                      EXHIBIT 21

                                  EXHIBIT 21
                        (subsidiaries of CompUSA Inc.)

1.   CompTeam Inc., a Delaware corporation

2.   CompUSA Holdings II Inc., a Delaware corporation

3.   PCs Compleat, Inc., a Delaware corporation

4.   CompUSA Holdings I Inc., a Delaware corporation

5.   CompUSA Management Company, a Delaware business trust

6.   CompUSA Stores L.P., a Texas limited partnership

7.   CompUSA Holdings Company, a Delaware business trust